EXHIBIT 99.1

Exactech Announces Third Quarter 2015 Earnings Release Date and Updates Third Quarter Estimates

Gainesville, Fla. - October 15, 2015 -- Exactech, Inc. (Nasdaq: EXAC), a developer and producer of bone and joint restoration products for hip, knee, shoulder, spine and biologic materials, said today the company’s financial results for the third quarter ended September 30, 2015 will be below the company’s previously announced guidance. The company attributed the shortfall to a 13% decline in international revenues due to currency and economic pressures in European and Latin American markets.

The company expects revenues for the quarter to be approximately $56 million and diluted earnings per share for the quarter to be in the range of $0.18 - $0.20. For the full year 2015, the company expects revenue to be in the range of $239 million to $241 million and EPS in the range of $1.00 to $1.04. These full year updates reflect a continuation of the international sales weakness through the fourth quarter and the removal of the anticipated R&D tax credit benefit of $0.06 per share as the R&D tax credit has not yet been renewed by Congress.

The company will release its third quarter 2015 financial results after the market closes on Tuesday, October 27th, 2015.

The company will hold a conference call with CEO David Petty and key members of the management team on Wednesday, October 28th at 10:00 a.m. Eastern Time. The call will cover Exactech’s third quarter 2015 results. Petty will open the conference call and a question-and-answer session will follow.

To participate in the call, dial 1-888-417-8533 any time after 9:50 a.m. Eastern on October 28th. International and local callers should dial 1-719-457-2645. A live webcast of the call will be available at http://www.hawkassociates.com/profile/exac.cfm or http://public.viavid.com/index.php?id=116694.
This call will be archived for approximately 90 days.

About Exactech
Based in Gainesville, Fla., Exactech develops and markets orthopaedic implant devices, related surgical instruments and biologic materials and services to hospitals and physicians. The company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States, in addition to more than 30 markets in Europe, Latin America, Asia and the Pacific. Additional information about Exactech, Inc. may be found at http://www.exac.com. Copies of Exactech’s press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.exac.com and http://www.hawkassociates.com.

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EXACTECH INC.

An investment profile on Exactech may be found at http://www.hawkassociates.com/profile/exac.cfm. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/about/alert.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the company’s expectations or beliefs concerning future events of the company’s financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include the effect of competitive pricing, the company’s dependence on the ability of third party manufacturers to produce components on a basis which is cost-effective to the company, market acceptance of the company’s products and the effects of government regulation. Results actually achieved may differ materially from expected results included in these statements.

Investor contacts                        Julie Marshall or Frank Hawkins
Jody Phillips                             Hawk Associates
Executive Vice President of Finance &             305-451-1888
Chief Financial Officer                    E-mail: EXAC@hawkassociates.com
352-377-1140

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EXACTECH INC.